     As filed with the Securities and Exchange Commission on February 12, 1999.

                                             Registration No. 333-
                                                                  -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MAGELLAN HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             58-1076937
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                            identification no.)


                      3414 PEACHTREE ROAD, N.E., SUITE 1400
                                ATLANTA, GA 30326
                    (Address of principal executive offices)


              MAGELLAN HEALTH SERVICES, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)


                                 DAVID J. HANSEN
                       VICE PRESIDENT AND GENERAL COUNSEL
                         MAGELLAN HEALTH SERVICES, INC.
                      3414 PEACHTREE ROAD, N.E., SUITE 1400
                                ATLANTA, GA 30326
                     (Name and address of agent for service)

                                 (404) 841-9200
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               JEFFREY T. HUDKINS
                          VICE PRESIDENT AND CONTROLLER
                         MAGELLAN HEALTH SERVICES, INC.
                      3414 PEACHTREE ROAD, N.E., SUITE 1400
                                ATLANTA, GA 30326


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
                                      Proposed          Proposed
 Title of                              maximum          maximum
securities             Amount         offering          aggregate      Amount of
  to be                 to be           price           offering      registration
registered           registered(1)   per share(2)       price(2)          fee
----------           -------------   ------------       --------      -------------
Common Stock,         1,000,000        $8.34           $8,237,228      $2,289.95
par value $0.25
per share

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------



(1) In addition, pursuant to Rule 416 (a), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued in accordance with the terms of the 1998 Stock Option Plan to prevent dilution as a result of stock splits and stock dividends or similar transactions.

(2) Shares of Common Stock being registered with respect to the 1998 Stock Option Plan consist of 629,650 shares having a weighted average exercise price of $8.34 per share, and 370,350 shares for which the offering price is not known. Pursuant to Rule 457(h)(1), the aggregate offering price of the 370,350 shares for which the offering price is not known has been calculated pursuant to Rule 457(c) on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on February 8, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Magellan Health Services, Inc. (the "Registrant") with the Securities and Exchange Commission hereby are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 30, 1998; and

         (c) The description of the Registrant's Common Stock, par value $0.25 per share, contained in the Registrant's registration statement on Form 8-A, effective on December 27, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         David J. Hansen, Vice President and General Counsel of the Registrant, rendered the opinion (attached as Exhibit 5 hereto) as to the legality of the securities registered under this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Article VII of the Bylaws of the Registrant provides in substance that the Registrant shall indemnify directors and officers against all liability and related expenses incurred in connection with the affairs of the Registrant if:
(a), in the case of actions not by or in the right of the Registrant, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (with respect to a criminal proceeding) had no reasonable cause to believe his conduct was unlawful; and (b), in the case of actions by or in the right of the Registrant, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification shall be made for a claim as to which the director or officer is adjudged liable for negligence or misconduct unless (and only to the extent that) an appropriate court determines that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity.

         In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit. Article Twelfth of the Registrant's Restated Certificate of Incorporation contains such a provision.

         The Registrant maintains Directors' and Officers' liability insurance with various insurance providers in the aggregate amount of $80,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.


  EXHIBIT                                    DESCRIPTION
----------              --------------------------------------------------------
   4.1                  Restated Certificate of Incorporation of the Registrant,
                        as filed in Delaware on October 16, 1992, which was
                        filed as Exhibit 3(a) to the Registrant's Annual Report
                        on Form 10-K for the year ended September 30, 1992, and
                        is incorporated herein by reference.

   4.2                  Bylaws of the Registrant, which were filed as Exhibit
                        3(b) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998, and are incorporated herein by reference.



   4.3                  Certificate of Ownership and Merger merging Magellan
                        Health Services, Inc. (a Delaware corporation) into
                        Charter Medical Corporation (a Delaware corporation), as filed in Delaware on December 21, 1995, which was filed as Exhibit 3(c) to the Registrant's Annual Report on
                        Form 10-K for the year ended September 30, 1995, and is incorporated herein by reference.

   4.4 Form of Share Purchase Rights Plan among the Registrant and First Union National Bank of North Carolina, N.A., which was filed as Exhibit 2.5 to the Registrant's
                        Registration Statement on Form 8-A dated July 6, 1992, and is incorporated herein by reference.

   4.5                  Stockholders' Agreement, dated December 13, 1995, among
                        Green Spring Health Services, Inc., Blue Cross and Blue
                        Shield of New Jersey, Inc., Health Care Service
                        Corporation, Independence Blue Cross, Pierce County
                        Medical Bureau, Inc. and the Registrant, which was filed as Exhibit 4(d) to the Registrant's Quarterly Report on
                        Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

   4.6                  First Amendment to Stockholder's Agreement, dated
                        February 28, 1997 among Green Spring Health Services,
                        Inc., Blue Cross and Blue Shield of New Jersey, Inc.,
                        Healthcare Service Corporation, Independence Blue Cross,
                        Pierce County Medical Bureau, Inc. and the Company, which was filed as Exhibit 4(af) to the Company's Annual
                        Report on Form 10-K for the year ended September 30, 1997, and is incorporated herein by reference.

   4.7                  Exchange Agreement, dated December 13, 1995, among Blue
                        Cross and Blue Shield of New Jersey, Inc., Health Care
                        Service Corporation, Independence Blue Cross, Pierce
                        County Medical Bureau, Inc. and the Registrant, which was filed as Exhibit 4(e) to the Registrant's Quarterly
                        Report on Form 10-Q for the quarterly period ended
                        December 31, 1995, and is incorporated herein by reference.

   4.8                  Stock and Warrant Purchase Agreement, dated December 22,
                        1995, between the Registrant and Richard E. Rainwater, which was filed as Exhibit 4(f) to the Registrant's quarterly report on Form 10-Q for the quarterly period ended December 31, 1995, and is incorporated herein by reference.

   4.9 Amendment No. 1 to Stock and Warrant Purchase Agreement, dated January 25, 1996, between the Registrant and Rainwater-Magellan Holdings, L.P., which was filed as
                        Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-01217) filed on
                        February 26, 1996, and is incorporated herein by reference.

   4.10 Warrant Purchase Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities
                        Limited Partnership which was filed as Exhibit 4(a) to the Company's current report on Form 8-K filed on April
                        23, 1997, and is incorporated herein by reference.

   4.11                 Amendment No. 1, dated June 17, 1997, to the Warrant
                        Purchase Agreement, dated January 29, 1997, between the
                        Company and Crescent Real Estate Equities Limited
                        Partnership, which was filed as Exhibit 4(b) to the Company's current report on Form 8-K filed on June 30, 1997, and is incorporated herein by reference.

   5 Opinion of David J. Hansen as to the legality of shares of Common Stock being registered.



   23.1                 Consent of Arthur Andersen LLP.

   23.2 Consent of David J. Hansen (contained in the opinion filed as Exhibit 5).

   99 1998 Stock Option Plan of the Registrant, which was filed as Exhibit 10(az) to Amendment No. 3 to the Registrant's Registration Statement on Form S-4
                        (Registration No. 333-49335) filed on September 4, 1998, and is incorporated herein by reference.



    EXPERTS

         The audited consolidated financial statements and schedule of Magellan Health Services, Inc. and subsidiaries included in the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

         Future consolidated financial statements and schedules of Magellan Health Services, Inc. and subsidiaries and the reports thereon of independent accountants also will be incorporated by reference in this Registration Statement in reliance upon the authority of such accountants as experts in giving those reports to the extent such accountants have audited those financial statements and consented to the use of their reports thereon.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                   (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Magellan Health Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the eleventh day of February 1999.



                                  MAGELLAN HEALTH SERVICES, INC.




                                  By: /S/ JEFFREY T. HUDKINS
                                      -----------------------------
                                      Jeffrey T. Hudkins
                                      Vice President and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Henry T. Harbin                                 Date: February 11, 1999
------------------------------------------
Henry T. Harbin
President and Chief Executive Officer
(Principal Executive Officer) and Director


/s/ Craig L. McKnight                               Date: February 11, 1999
------------------------------------------
Craig L. McKnight
Executive Vice President and
 Chief Financial Officer
(Principal Financial Officer)


/s/ Jeffrey T. Hudkins                              Date: February 11, 1999
------------------------------------------
Jeffrey T. Hudkins
Vice President and Controller
(Principal Accounting Officer)


/s/ Edwin M. Banks                                  Date: February 11, 1999
------------------------------------------
Edwin M. Banks
Director


/s/ G. Fred DiBona, Jr.                             Date: February 11, 1999
------------------------------------------
G. Fred DiBona, Jr.
Director

                                                    Date: February __, 1999
------------------------------------------
Andre C. Dimitriadis
Director


                                                    Date: February __, 1999
------------------------------------------
A. D. Frazier, Jr.
Director


/s/ Raymond H. Kiefer                               Date: February 11, 1999
------------------------------------------
Raymond H. Kiefer
Director


                                                    Date: February __, 1999
------------------------------------------
Gerald L. McManis
Director


/s/ Daniel S. Messina                               Date: February 11, 1999
------------------------------------------
Daniel S. Messina
Director


/s/ Robert W. Miller                                Date: February 11, 1999
------------------------------------------
Robert W. Miller
Chairman of the Board of Directors


                                                    Date: February __, 1999
------------------------------------------
Darla D. Moore
Director



/s/ Jeffrey A. Sonnenfeld                           Date: February 11, 1999
------------------------------------------
Jeffrey A. Sonnenfeld
Director